EXHIBIT 10.11

                             DISTRIBUTION AGREEMENT



         This Distribution Agreement is made and entered into this 15 day of February, 2005, by and between SEALIFE MARINE PRODUCTS, INC., a California corporation ("Company"), having principal offices at 5601 Slauson Avenue, Suite 283, Culver City, California 90230, and SURFACE PROTECTION INDUSTRIES INTERNATIONAL, a California corporation ("Distributor") having its principal offices at 3660 East Pico Boulevard, Los Angeles, California 90023.

                                    RECITALS

         A. Company is engaged in the manufacture and sale of marine paints sold under the name of Sealife Marine Products.

         B. Distributor desires to act as the exclusive distributor in the territory hereafter described for the products manufactured by Company.

         C. Distributor represents that it possesses the ability and wherewithal to promote the sale and use of products manufactured by Company for the types of accounts approved in Exhibit "A" and is desirous of developing demand for and selling such products on an exclusive basis in the territory set forth in Exhibit "A" (the "Territory).

         D. Company is desirous of having Distributor develop demand for and sell its products in the Territory on the terms and conditions set forth herein.

         E. Distributor and Company desire to set forth the terms and conditions of their relationship and their respective rights and obligations.

         NOW, THEREFORE, the parties do hereby agree as follows:

1.       INCORPORATION OF RECITALS.

         Each of the above Recitals are incorporated in this Agreement as though set forth in full hereat.

2.       APPOINTMENT.

         2.01 TERRITORY. Company hereby appoints Distributor upon the terms and conditions hereafter set forth, as its exclusive distributor in the Territory to sell the marine paints manufactured by Company. The marine paints are hereafter referred to as the "Products". See Exhibit "B" for product listing an distributor pricing.

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         2.02     ACCEPTANCE.  Distributor  accepts the  appointment  to develop demand for and to sell Company Products within the Territory and will make all sales hereunder in accordance with this Agreement. Distributor shall make every effort to adhere to Company pricing schedules relative to wholesale prices and volume discounting.

3.       TERRITORY.

         Distributor agrees that it will not sell any of the Products outside of the Territory, and Company agrees that it will not appoint other distributors, representatives or agents for the sale of the Products in the Territory nor will any of its employees sell any of the Products in the Territory. Company further agrees that it shall not assist distributors or representatives of the Products in other territories to sell Products in the Territory by shipping Products to or for them, into the Territory.

4.       TERM.

         The term of this Agreement shall be for a period of three (3) years, commencing from the date of this Agreement. This Agreement shall be automatically renewed on the same terms and conditions for successive periods of twelve (12) months each unless one party gives to the other written notice of its intention to terminate at least one hundred twenty (120) days prior to the expiration of the initial term or the expiration of any renewal term. Notwithstanding the foregoing, either party shall have the right to terminate this Agreement on thirty (30) days written notice to the other for cause, if the reason for the cause has not been cured within the time hereafter set forth.

5.       DISTRIBUTOR'S DUTIES.

         5.01 ACCEPTANCE OF APPOINTMENT. Distributor accepts its appointment and agrees to use its best efforts to diligently promote and develop the goodwill and sale of the Products in the Territory and in connection therewith to make the Products an integral part of its marketing and sales programs.

         5.02 SALES STAFF. Distributor agrees to maintain an adequate sales staff and facilities in the Territory and in this regard, may appoint dealers, salesmen and/or representatives to sell the Products in the Territory.

         5.03 COMPLIANCE WITH LAWS. Distributor agrees to fully comply with all applicable laws, statutes, rules and regulations in respect to the sale and distribution of the Products.

6.       OPERATIONS.

         6.01     ACCEPTANCE OF ORDERS; FILLING.


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                  (a)      All orders  Company  receives for the  Products  from
Distributor are subject to acceptance by Company. Company agrees that it will not unreasonably refuse to accept an order and Company shall accept or reject an order within five (5) days after receipt and, if rejected, shall advise Distributor as to the reason.

                  (b) Company will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond Company's control. In all cases, Company will use its best efforts to advise Distributor in advance of any inability to make full and timely delivery of any Products, which Distributor has previously ordered.

         6.02     ORDERS-PRICES-PAYMENT

                  (a)      The  Initial   Minimum   Order  of  the  Products  by
Distributor shall be 200 gallons. Payment for this for this order will require 50% deposit and remaining 50% due upon shipment of 200 gallons.

                  (b) Going forward payment for Products shall be made net thirty (30) days from receipt of Product. Products ordered will be f.o.b. factory in Los Angeles, California.

                  (c) The initial schedule of prices for the Products is as set forth in Exhibit "B" hereto. Company may change the schedule of prices at any time to become effective within sixty (60) days notice to Distributor. Company will honor all orders received prior to the price change becoming effective, although delivery is not made until after the effective date of the price change. However, if the manufacturer incurs raw material increases and passes those increases on to the company, the company in turn will increase its price accordingly.

         6.03 COMMON CARRIERS AGENTS OF DISTRIBUTOR. Whenever Company shall deliver or cause to be delivered to a common carrier any goods ordered by Distributor, whether the particular carrier shall have been designated in the shipping or routing instructions of Distributor or not, Company shall not be responsible for any delays or damages in shipment and the common carrier, to which Company shall deliver goods shipped to Distributor or its customer, is declared to be the agent of Distributor.

         6.04 CONFLICTS OF INTEREST; NON-HIRE PROVISION. Distributor represents it is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between Distributor and any third party. Further, Distributor, in rendering its duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not have a proprietary interest. During the term of this Agreement, Distributor shall devote as much of its productive time, energy and abilities as Distributor, in its sole discretion, shall determine to accomplish the sales of the Products. Distributor is expressly free to perform non-competing sales or services for other parties while performing services for Company.


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For  a  period  of  one  year  following  the  termination  of  this  Agreement,
Distributor shall not, directly or indirectly, hire, solicit or encourage to leave the Company's employment, any employee of Company or hire any such employee who has left Company's employment.

         6.05 EXPENSES. Except as specifically herein provided to the contrary, Distributor shall bear the full cost and expense of providing all services required to be provided, including expenses relating to salaries of its employees, office, travel, correspondence, business communications, demonstration time and any and all taxes which may be imposed upon Distributor in connection with its selling and operating activities.

         6.06     RIGHT TO USE NAME.

                  (a)      Subject to the  provisions of Subsection  (b) of this
Section 6.06, Distributor must use the name SeaLife as applied to the Products in any sign or advertising during the continuance of this Agreement.

                  (b) In case of termination of this Agreement, or upon request of Company, Distributor shall discontinue use of such name in any sign or advertising and thereafter shall not use the name, directly or indirectly, in connection with its business nor use any other name, title or expression so nearly resembling it as would be likely to lead to confusion or uncertainty or to deceive the public. Distributor shall, however, have the right to continue to sell any of its remaining inventory of the Products under the name SeaLife.

         6.07     INSURANCE.

                  (a) Distributor will carry liability insurance in an amount not less than $2,000,000 relative to any service that it performs for Company, will name Company as an additional insured and will provide Company with a Certificate of Insurance.

                  (b) Company will carry liability insurance in an amount not less than $2,000,000, which shall include damage to third parties caused by pollution due to use of the Products. Distributor shall be named as an additional insured and will provide Distributor with a Certificate of Insurance.

7.       DUTIES OF COMPANY.

         7.01 DELIVERY OF PRODUCT. Subject to an event of force majeure, Company shall deliver all Products ordered by Distributor within ten (10) working days after receipt of the order.

         7.02 TRAINING. Company shall provide, at no charge to Distributor, training for all present and future employees and sales representatives of Distributor


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who are engaged in selling the Products.  The training shall be comprehensive to
enable  such  employees  and  sales   representatives   to  competently   advise
Distributor's customers as to the characteristics of the Products, their uses and proper application.

         7.03 ADVERTISING MATERIALS AND SALES TOOLS. Upon execution of this Agreement and subsequent thereto as needed by Distributor, Company shall provide Distributor, at Company's sole cost and expense, with an adequate supply of sales tools and advertising materials, including but not limited to the following:

                  (a)      TO BE FURNISHED  UPON  EXECUTION  OF THIS  AGREEMENT:
Master brochure/catalogues, Metal color panels, Sell Sheets/Case Study Sheets, MSDS Sheets, Tech Data Sheets, Application Guides and Price Lists;

                  (b) TO BE FURNISHED AS REQUESTED BY DISTRIBUTOR: Counter cards, Tri-fold brochures, Header Boards, Posters and Videos.

         7.04 DEMONSTRATION PRODUCTS. Company shall supply Distributor, at no cost to Distributor, with Products required by Distributor to demonstrate to its customers the use and performance of the Products. Upon completion of a demonstration, Distributor shall advise Company of the name and address of the customer to whom the demonstration was given, the color of the paint Product and the quantity used. Upon receipt of the foregoing, Company shall issue a credit to Distributor for the amount of the Product used in the demonstration, which credit may be used against future purchases of Products by Distributor. Notwithstanding the foregoing, Distributor shall be required to obtain the prior written approval of Company for quantities of Product in excess of one (1) gallon to be used in any one demonstration.

         7.05 STOCK RETURN POLICY. Distributor shall be allowed to return to Company slower moving colors for other colors selected by Distributor and Company shall replace the returned colors on a 1:1 basis. Returns of Products to Company may only be made two (2) times in any twelve (12) month period and returned Products, not opened, must be "in date". Distributor will pay for freight both ways.

         7.06 DEALER SHOWS. If a dealer of the Products is offering a special sales promotion event and requests that the Distributor participate in promoting sales of the Products, Company will consider participating and approving a discount percent off the Distributor price of the Products ordered on behalf of the dealer within thirty (30) days of the special sales promotion event. The special sales event must be registered with the Distributor 60 (sixty) days in advance of the event. Only one (1) event per dealer per calendar year allowed.


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         7.07     DEFECTIVE PRODUCT. If any Product is defective, Company shall, at Distributor's option, either (I) replace all such defective Products with a like quantity of new Products even though some or all of the defective Product cannot be returned, or (ii) refund the purchase price of the defective Products to Distributor.

         7.08 CO-OP ADVERTISING. Company agrees to credit Distributor up to six percent (6%) of prior year purchases for advertising activities payable at a fifty percent (50%) basis based on proof of performance.

8.       GOAL AND OBJECTIVE PLANNING.

         Company and Distributor shall hold semi-annual sessions, at a time and place to be mutually agreed upon, for the purposes of discussing and planning goals and programs to further the sale of the Products. The sessions shall include, but not be limited to, the following: Commitment of resources by Company and Distributor, anticipated training needs with specific action plans, targeting specific potential customers and providing a maintenance schedule for existing customers.

9.       USE OF NAME.

         Distributor shall have the right to use the name "SeaLife Marine" or a derivative thereof on any of the Products and any advertisement of the Products. Distributor shall not, however, use such name as a part of its company name or in any manner which could lead the public to believe that Distributor is the owner of the name, or is affiliated with Company in any manner other than as a distributor. Company represents and warrants that it is the sole owner of the name "SeaLife Marine" and that the use thereof by Distributor will not infringe on the right of any other person or entity, which has a right to use such name.

10.      RELATIONSHIP OF THE PARTIES.

         The purpose of this appointment is to provide for the development and maintenance in the Territory of a substantial volume of sales of the Products in the mutual interests of the parties in a totally professional and technically competent manner. This Agreement creates no relationship of joint venturers, partners, associates or principal and agent between the parties, and both parties are acting independently as principals. Distributor and Company shall each bear all expenses of its respective business and Distributor and Company shall not be liable or responsible for the debts or expenses of the other in any manner.

11.      CONFIDENTIALITY AND NON-COMPETITION.

         Each party acknowledges that in the course of performing this Agreement, it will acquire and develop knowledge, information and materials concerning the other, its business, customers, suppliers, products, application procedures, prices, and that all such knowledge, information and materials are and shall be the trade secrets and confidential and proprietary information of the party owning the same (hereinafter "confidential information"). Each party agrees to hold the confidential information of the other party in strict confidence and not disclose it to others, not use it in any way or permit others to use it in any way, commercially or otherwise, and not allow any unauthorized persons access to it either before or after termination of this Agreement


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without the prior  written  consent of the other.  SPI is not to disclose  their product cost to the Distributor.

12.      INDEMNITY.

         Distributor agrees to indemnify, defend and hold harmless Company from and against any and all claims, liabilities, damages, demands, costs, expenses, including reasonable attorneys' fees, of any nature whatsoever, that may be asserted against or reasonably incurred by Company, whether involving injury to or death of persons, or damages to or loss of property, which arise out of Distributor's activities, obligations or duties negligently performed or omitted to be performed under this Agreement.

         Company agrees to indemnify, defend and hold harmless Distributor from and against any and all claims, liabilities, damages, demands, costs, expenses, including reasonable attorneys' fees, of any nature whatsoever that may be asserted against or reasonably incurred by Distributor, whether involving injury to or death of persons, or damages to or loss of property, which arise out of defective Products or Company's activities, obligations or duties negligently performed or omitted to be performed under this Agreement.

13.      ARBITRATION.

         (a) Any controversy, claim, dispute or other matter arising out of, or relating to, this Agreement shall be decided by binding arbitration in accordance with the Arbitration Rules of the American Arbitration Association. Any arbitration shall be held in Los Angeles, California and in no other place, unless mutually agreed upon by the parties.

         (b) The party demanding arbitration shall give notice of the demand in writing to the other party and to the American Arbitration Association in Los Angeles, California. The demand for arbitration shall be made within a reasonable time after a claim, dispute or other matter in question has arisen, but except as otherwise expressly provided herein, in no event, after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Section 1283.05 of the California Code of Civil Procedure is incorporated in this Agreement and made a part hereof.

         NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS AGREEMENT, DETERMINED BY ARBITRATION AND ARE WAIVING ANY RIGHT TO HAVE THE DISPUTE LITIGATED IN A COURT AND BY A JURY TRIAL.

         Company's Initials:_________         Distributor's Initials:_________

14.      NOTICES.


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         Any notice  required  to be given  hereunder  shall be in  writing  and delivered personally to the other designated party at the address set forth below, or mailed by Certified or Registered Mail, Return Receipt Requested, or delivered by a recognized national overnight courier service, in a sealed envelope, with postage thereon fully paid and addressed as follows:


         If to Distributor:        3360 East Pico Boulevard
                                   Los Angeles, California 90023
                                   Attn:  Robert C. Davidson, Jr., CEO and
                                          Robert Hensley

         If to Company:            SeaLife Marine Products, Inc.
                                   5601 West Slauson Avenue, Suite 283
                                   Culver City, California 90230
                                   Attn:  David Skubik and Robert McCaslin
15.      EFFECT OF TERMINATION.

         On  the  effective   expiration  or  termination  of  this   Agreement,
Distributor agrees to return to Company all originals and copies of sales and marketing materials, information and promotional aids ("Marketing Materials") previously provided to Distributor and any Confidential Information in written form pertaining to the Products, this Agreement, or the operations of Company, except that Distributor shall be entitled to retain and sell all of its inventory of the Products and may keep and use sufficient copies of Marketing Materials to enable it to sell such inventory. All outstanding Company receivables are to be paid by the Distributor at date of termination.

16.      FURTHER ACTS AND DOCUMENTS.

         Each party covenants and agrees to perform all acts and execute, acknowledge and deliver any and all further documents or instruments as may be required for the purpose of giving full force and effect to this Agreement.

17.      FORM OF AGREEMENT.

         (a) HEADINGS. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         (b) GENDER. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes the corporation if and when the context so requires.

         (c) ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter


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contained  in it  and  supersedes  all  prior  and  contemporaneous  agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         (d) SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

18.      MISCELLANEOUS.

         (a) SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties and their permitted successors and assigns.

         (b) COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which taken together shall be deemed an original.

         (c) GOVERNING LAW. This Agreement shall be govern by, and construed in accordance with, the laws of the State of California exclusive of conflicts of laws provisions which would direct the application of another jurisdiction's law.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year hereinabove set forth.



SURFACE PROTECTION INDUSTRIES               SEALIFE MARINE PRODUCTS, INC.,
INTERNATIONAL, a California corporation     a California corporation




By:  /s/ Robert C. Davidson, Jr.            By:  /s/ Barre Rorabaugh
    ------------------------------              -----------------------------
    ROBERT C. DAVIDSON, Jr.,                     Barre Rorabaugh
    Its Chief Executive Officer                  Its President


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                                   EXHIBIT "A"


                        THE TERRITORY AND CUSTOMER TYPES


1.       TERRITORY:

         States of Texas, Louisiana, Oklahoma, and Arkansas.


2.       CUSTOMER TYPES:

         Distributors (boats, barges and marine vessels only), shipyards, boatyards and marine dealers. This does not include retail, internet, and catalog categories.


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                                   EXHIBIT "B"

                           PRODUCT LISTING AND PRICING

                               SeaLife 1100 XP Red

                              SeaLife 1200 XP Black

                                SeaLife 1001 Red

                               SeaLife 1002 Black

                             SeaLife 1003 Dark Blue

                             SeaLife 1008 Light Blue

                            SeaLife 1005 Light Green

                             SeaLife 1004 Dark Green

                               SeaLife 1006 Brown

                                SeaLife 1007 Gray

                          SeaLife 1009 Shark Fin White

                               DISTRIBUTOR PRICING

                       $89.00 per gallon, FOB Los Angeles


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